Exhibit 1.1
Eagle Rock Energy Partners, L.P.
12,500,000 Common Units
Representing Limited Partner Interests
Underwriting Agreement

Underwriting Agreement
October 24, 2006
UBS Securities LLC
Lehman Brothers Inc.
Goldman, Sachs & Co.
     as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004-2456
Ladies and Gentlemen:
     Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom UBS Securities LLC (“UBS”), Lehman Brothers Inc. (“Lehman”) and Goldman, Sachs & Co. (“Goldman”) are acting as representatives (the “Representatives”), an aggregate of 12,500,000 common units (the “Firm Units”). The units representing limited partner interests in the Partnership, including, without limitation, any common units or subordinated units, together with any units representing general partner interests in the Partnership, are collectively referred to herein as the “Partnership Units”. In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 1,875,000 common units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus which is referred to below. This agreement (the “Agreement”) is to confirm the agreement among the Partnership, Eagle Rock Energy GP, L.P., a Delaware limited partnership (the “General Partner”), Eagle Rock Energy G&P, LLC, a Delaware limited liability company (“G&P”), and Eagle Rock Holdings, L.P., a Texas limited partnership (“Holdings”, and together with the Partnership, the General Partner and G&P, the “Eagle Rock Parties”) on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters. The Eagle Rock Parties, other than Holdings, and the subsidiaries listed on Schedule B hereto (the “Subsidiaries”) are hereinafter collectively sometimes referred to as the “Eagle Rock Entities”.
     The Partnership hereby acknowledges that, in connection with the proposed offering (the “Offering”) of the Units, it has requested Lehman Brothers Inc. (the “DUP Manager”) to administer a directed unit program (the “Directed Unit Program”) under which up to 625,000

Firm Units (the “Reserved Units”) shall be reserved for sale by the DUP Manager at the initial public offering price to G&P’s officers, directors and employees and its sole member and other persons having a relationship with the Partnership as designated by the Partnership (the “Directed Unit Participants”) as part of the distribution of Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Partnership has supplied the DUP Manager with the names, addresses and telephone numbers of the individuals or other entities which the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.
     The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-134750) under the Act, including a prospectus, relating to the Units. Amendments to such registration statement have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.
     Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.
     The Partnership has furnished to you, for use by the Underwriters and by dealers in connection with the Offering, copies of one or more preliminary prospectuses relating to the Units. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.
     Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the Offering.

     “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule D attached hereto, each “road show” (as defined in Rule 433(h)(4) under the Act), if any, related to the Offering contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”) and any other “free writing prospectus” (as defined in Rule 405 under the Act) to which the Representatives provide their prior consent.
     “Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
     As used in this Agreement, “business day” shall mean a day on which the NASDAQ Global Market (“NASDAQ”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
     The Partnership has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-33016) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Partnership Units.
     A. It is understood and agreed to by all parties that the Partnership directly or indirectly owns, or will own, as of the time of purchase (as defined in Section 2) a 100% ownership interest in Eagle Rock Pipeline.
     B. It is further understood and agreed to by all parties that, prior to giving effect to the Offering, on the date hereof, the Partnership is owned, in simplified terms, by (i) the General Partner, which holds a 2.0% general partner interest and (ii) Holdings, which holds a 98% limited partner interest.
     C. The Partnership entered into an amended and restated $500 million credit and guaranty agreement by and among the Partnership, certain of the Subsidiaries, Goldman Sachs Credit Partners L.P., Wachovia Bank, National Association, HSH Nordbank AG, New York Branch, BNP Paribas, Wells Fargo Bank, National Association, and various other lenders as listed in therein (the “Amended and Restated Credit Agreement”).
     D. The following additional transactions will occur substantially contemporaneously with the initial time of purchase:
     1. The Partnership shall have amended and restated its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”) to conform to the description thereof set forth in the Prospectus under the caption “The Partnership Agreement.”

     2. The Partnership shall have entered into a Contribution, Conveyance and Assumption Agreement with the Partnership, G&P, the General Partner, Eagle Rock Pipeline GP and Pipeline (the “Contribution Agreement”).
     3. The Partnership shall have entered into an Agreement and Plan of Merger with Holdings, Heathrow Energy, LLC and Pipeline (the “Merger Agreement”).
     4. The Partnership, G&P, Holdings and the General Partner shall have entered into an Omnibus Agreement (the “Omnibus Agreement”).
     5. The Partnership shall have entered into a registration rights agreement with Holdings (the “Registration Rights Agreement”).
     6. The Partnership shall have paid $6.0 million to Natural Gas Partners as consideration for the termination of an advisory services, reimbursement and indemnification agreement between Natural Gas Partners and Holdings.
     The transactions described above in clauses C and D, together with the issuance and sale of the Units pursuant to this Agreement, are referred to herein as the “Transactions.”
     The “Transaction Documents” shall mean the Partnership Agreement, the Contribution Agreement, the Merger Agreement, the Omnibus Agreement, the Amended and Restated Credit Agreement and the Registration Rights Agreement. The “Organizational Documents” shall mean each of the Partnership Agreement, the General Partner Partnership Agreement, the Eagle Rock G&P LLC Agreement, the Eagle Rock Holdings Partnership Agreement, and the Eagle Rock Pipeline Partnership Agreement (each as defined below) and the certificates of limited partnership or formation and other organizational documents of the Eagle Rock Entities. The “Operative Documents” shall mean the Transaction Documents and the Organizational Documents, collectively.
     The Eagle Rock Parties and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters, each of the General Partner and G&P agree to cause the Partnership to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership, the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $17.765 per Unit. The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     In addition, the Partnership hereby grants to the several Underwriters the option (the “Purchase Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units in the event the Underwriters sell more than the number of Firm Units, at the same purchase price per Unit to be paid by the Underwriters to the Partnership for the Firm Units. The Purchase Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Purchase Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Purchase Option shall have been exercised nor later than the tenth business day after the date on which the Purchase Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional Units), subject to adjustment in accordance with Section 9 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against electronic delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on October 27, 2006 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
     Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
     Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Units shall be made at the offices of Vinson & Elkins L.L.P., at 9:00 A.M., Houston, Texas time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.
     3. Representations and Warranties of the Partnership. Each of the Eagle Rock Entities and Holdings, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

     (a) Registration; No Material Misstatements or Omissions. The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge after due inquiry, are contemplated by the Commission; the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then-issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date and the date it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of such Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus; provided, however, that the Eagle Rock Parties make no representation or warranty in this Section 3(a) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus. All Permitted Free Writing Prospectuses were preceded by, or accompanied with, a statutory prospectus meeting the requirements of Section 10(a) of the Act as required by Rule 164 under the Act.
     (b) Prospectuses Used in Offering. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); each of the Preliminary Prospectuses is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the Offering contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433(h) under the Act) related to the Offering is solely the property of the Partnership; the Partnership has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Partnership not to be required, pursuant to Rule 433(d) under the Act, to file with the Commission any Road Show.

     (c) Formation and Qualification of Eagle Rock Entities. Each of the Eagle Rock Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own, lease and operate its properties and conduct its business and (i) in the case of G&P, to act as the general partner of the General Partner, (ii) in the case of the General Partner, to act as the general partner of the Partnership, (iii) in the case of each party to an Operative Document that is an Eagle Rock Entity, to execute and deliver the Operative Documents to which such Eagle Rock Entity is a party and to consummate the transactions contemplated thereby, and (iv) in the case of Holdings, G&P, the General Partner and the Partnership, to execute and deliver this Agreement to consummate the transactions contemplated hereby.
     (d) Foreign Qualification and Registration. Each of the Eagle Rock Entities is duly qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Eagle Rock Entities taken as a whole (a “Material Adverse Effect”); or (ii) subject the limited partners of the Partnership to any material liability or disability; insofar as the foregoing representation relates to the registration or qualification of each Eagle Rock Entity, the applicable jurisdictions are set forth on Schedule C hereto.
     (e) Ownership of the General Partner Interest in Holdings. Eagle Rock GP, L.L.C., a Texas limited liability company (“Eagle Rock GP”) owns, and at the time of purchase will be the sole general partner of Holdings, with a 1% general partner interest in Holdings; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of Holdings, as in effect at the time of purchase (the “Eagle Rock Holdings Partnership Agreement”) and Eagle Rock GP owns such ownership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).
     (f) Ownership of the General Partner. (i) Holdings owns, and at the time of purchase, will own, 99.999% of the issued and outstanding limited partner interests in the General Partner; and (ii) G&P owns, and at the time of purchase, will own, 0.001% of the issued and outstanding general partner interests in the General Partner; such ownership interests have been duly authorized and validly issued in accordance with the limited partnership agreement of the General Partner, as in effect at the time of purchase (the “General Partner Partnership Agreement”), and each of Holdings and G&P owns such ownership interests free and clear of all Liens.
     (g) Ownership of the General Partner Interest in the Partnership. At the time of purchase, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2% general partner interest in the Partnership

(the “GP Interest”); such GP Interest will be duly authorized and validly issued in accordance with the Partnership Agreement of the Partnership, as in effect at the time of purchase, and the General Partner will own such general partner interest free and clear of all Liens.
     (h) Ownership of G&P. At the time of purchase, after giving effect to the Transactions, Holdings will own all of the issued and outstanding membership interests in G&P; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of G&P, as in effect at the time of purchase (“Eagle Rock G&P LLC Agreement”), and Holdings will own such membership interests free and clear of all Liens.
     (i) Ownership of the Sponsor Units. Immediately prior to the purchase by the Underwriters of any Units pursuant to this Agreement, after giving effect to the Transactions, there will be 8,191,495 common units and 20,691,495 subordinated units outstanding, of which Holdings will own 3,459,236 common units and 20,691,495 subordinated units (such common units and subordinated units being collectively referred to herein as the “Sponsor Units”) and the General Partner will own all of the Incentive Distribution Rights (as defined in the Partnership Agreement). All of the Sponsor Units and the limited partner interests represented thereby and the Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”). All of the Sponsor Units owned by Holdings and the Incentive Distribution Rights will be owned free and clear of all Liens (except with respect to the restrictions on transferability contained in Section 4.7 and 4.8 of the Partnership Agreement and as otherwise described in the Prospectus).
     (j) Ownership of Pipeline. At the time of purchase, after giving effect to the Transactions, (i) the Partnership will own 99% of the issued and outstanding limited partner interests in Eagle Rock Pipeline, L.P., a Delaware limited partnership (“Pipeline”) and (ii) Eagle Rock Pipeline GP, LLC, a Delaware limited liability company (“Eagle Rock Pipeline GP”) will own 1% of the issued and outstanding general partner interests in Pipeline; such ownership interests will be duly authorized and validly issued in accordance with the partnership agreement of Pipeline, as in effect at the time of purchase (“Eagle Rock Pipeline Partnership Agreement”), and each of the Partnership and Eagle Rock Pipeline GP will own such ownership interests free and clear of all Liens.
     (k) Subsidiaries. The Partnership has no other direct or indirect subsidiaries (as defined under the Act) other than the Subsidiaries. Other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the formation and governing documents of each of the Eagle Rock Entities and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes thereto will be made on or after the date hereof, through and including the time of purchase, or, if later, any additional time of purchase; and each of the Eagle Rock Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.
     (l) Valid Issuance of Units. As of the time of purchase or any additional time of purchase, the Firm Units and the Additional Units, if any, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business” and “—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and other than the Sponsor Units, the Units will be the only limited partner interests of the Partnership issued and outstanding as of the time of purchase and any additional time of purchase, as applicable; the Units, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership or any of the Eagle Rock Entities or their affiliates is a party or by which any of them or any of their respective properties may be bound or affected.
     (m) Conformity to Description of Partnership Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefore as provided herein, and the Sponsor Units, the General Partner Interest and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (n) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Eagle Rock Parties.
     (o) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At or before the time of purchase:
     (i) the Partnership Agreement will be duly authorized and executed and validly delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
     (ii) the General Partner Partnership Agreement will be duly authorized and executed and validly delivered by G&P and Holdings and will be a valid and legally binding agreement of G&P and Holdings, enforceable against each of them in accordance with its terms;
     (iii) the Eagle Rock G&P LLC Agreement will be duly authorized and executed and validly delivered by Holdings and will be a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms;
     (iv) the Eagle Rock Holdings Partnership Agreement will be duly authorized and executed and validly delivered by Eagle Rock GP and will be a valid and legally binding agreement of Eagle Rock GP, enforceable against Eagle Rock GP in accordance with its terms;
     (v) the Eagle Rock Pipeline Partnership Agreement will be duly authorized and executed and validly delivered by the Partnership and Eagle Rock Pipeline GP and will be a valid and legally binding agreement of each of them and enforceable against each of them in accordance with its terms;
     (vi) the Contribution Agreement will be duly authorized and executed and validly delivered by the Partnership and each of the Eagle Rock Entities party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (vii) the Merger Agreement will be duly authorized and executed and validly delivered by Holdings and each of the Eagle Rock Entities party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (viii) the Omnibus Agreement will be duly authorized and executed and validly delivered by Holdings and each of the Eagle Rock Entities party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (ix) the Amended and Restated Credit Agreement will be duly authorized and executed and validly delivered by each of the Eagle Rock Entities party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
     (x) the Registration Rights Agreement will be duly authorized and executed and validly delivered by each of the Partnership and Holdings and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
except; with respect to each agreement described in this Section 3(o), as the enforceability thereof may be limited (A) by (bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) with respect to the indemnity, contribution and exoneration provisions therein, by public policy and applicable laws relating to fiduciary duties and indemnification.
     (p) No Conflicts or Violations; No Default. None of the Eagle Rock Entities is (A) in violation of its respective formation, governing or any other organizational documents, or (B) in breach of, in default under or violation of (nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) in violation of any decree, judgment or order applicable to any of the Eagle Rock Entities or any of their properties, which breach, default or violation in the case of Clauses (B), (C), (D) and (E) above, would, if continued, have, individually or in the aggregate, a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with consummation of the transactions contemplated by this Agreement, including the Offering, the other transactions contemplated by the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, the Transactions, the Transaction Documents and the Operative Documents; and none of (i) the execution, delivery and performance of this Agreement, the Transaction Documents and the Operative Documents by the parties thereto, (ii) the offering, issuance and sale of the Units or (iii) the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Transactions) will conflict with, result in any breach or violation of or constitute a default under, or constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien, charge or encumbrance on any property or assets of the Eagle Rock Entities pursuant to (I) any formation, governing or any other organizational document of any of the Eagle Rock Entities, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Eagle Rock Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (V) any decree, judgment or order applicable to any of the Eagle Rock Entities or any of their respective properties, which conflicts, breaches, violation or defaults, in the case of clauses (II), (III), (IV) or (V) above, would, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with consummation of the transactions contemplated by this Agreement, including the Offering, the other transactions contemplated by the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, the Transactions, the Transaction Documents and the Operative Documents.
     (q) No Consents Regarding the Offering. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ) (each, a “Consent”) or any approval of the security holders of the Eagle Rock Entities, is required in connection with the Offering and the execution, delivery and performance of the Operative Documents by the Eagle Rock Parties, or the consummation by the Partnership of the transactions contemplated hereby or thereby (including, without limitation, the Transactions) other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the Conduct Rules of the NASD and (iv) such Consents that have been, or prior to the Closing Date will be, obtained, or, if not obtained, would not, individually or in the aggregate, result in a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with consummation of the transactions contemplated by this Agreement, including the Offering, the other transactions contemplated by the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, the Transactions, the Transaction Documents and the Operative Documents.
     (r) No Preemptive Rights, Registration Rights, Options or Other Rights. Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it Partnership Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Partnership Units or other equity interests in the Partnership, (iii) no person has any resale rights in respect of the Partnership Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the Offering; no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Partnership Units or other equity interests in the Partnership, or to include any such Partnership Units or other interests in the Registration Statement or the Offering contemplated thereby.
     (s) Permits. Each of the Eagle Rock Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses except for such Permits that, if not obtained, would not have a Material Adverse Effect; none of the Eagle Rock Entities is in violation of, or in default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the Eagle Rock Entities, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (t) Descriptions; Exhibits. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, each Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Preliminary Prospectuses and the Prospectus under the headings “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “—Capital Requirements,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Material Tax Consequences” and “Underwriting” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (u) Litigation. Except as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Eagle Rock Entities, threatened or contemplated to which any of the Eagle Rock Entities or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding that would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect.

     (v) Independent Registered Public Accounting Firms. Deloitte & Touche LLP, whose report on the financial statements of the Partnership, Pipeline and ONEOK Texas Field Services, L.P. (“ONEOK”) are included in the Registration Statement, the Preliminary Prospectuses and the Prospectus or any Permitted Free Writing Prospectuses containing an audit report, are independent registered public accountants as required by the Act and by the rules of the Public Partnership Accounting Oversight Board.
     (w) Financial Statements. The financial statements included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Partnership, Pipeline and ONEOK as of the dates indicated and the consolidated statements of operations, cash flows and changes in partners’ equity of the Partnership, Pipeline and ONEOK for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, (excluding the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash” and the related notes) comply with the requirements of the Act (including, without limitation, Regulation S-X under the Act) (including, without limitation, Regulation G under the Act and the Exchange Act), Item 10 under Regulation S-K and Financial Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; and the other financial and statistical data contained set forth in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectuses are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Eagle Rock Entities. The assumptions and forecasts underlying the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash” and the related notes in the Registration Statement, the Preliminary Prospectuses and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus) are, in the informed judgment of management of the Eagle Rock Entities, reasonable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included as required. The Eagle Rock Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus.
     (x) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses,

the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the Eagle Rock Entities (individually or in the aggregate), (ii) any transaction which is material to the Eagle Rock Entities (individually or in the aggregate), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Eagle Rock Entities, which is material to the Eagle Rock Entities (individually or in the aggregate), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Eagle Rock Entities or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Eagle Rock Entities, in each case whether or not arising from transactions in the ordinary course of business.
     (y) Lock-Up Agreement. The Eagle Rock Entities have obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the directors and “officers” of G&P (within the meaning of Rule 16a-1(f) under the Exchange Act), the Private Investors, as such term is defined in the Prospectus under the caption “Summary—Formation Transactions and Partnership Structure—General”, each Directed Unit Participant who purchases Reserved Units, each holder of Sponsor Units and each holder of Partnership Units named in Exhibit A-1 hereto.
     (z) Investment Company. None of the Eagle Rock Entities is and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the Offering and sale of the Units, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (aa) Title to Properties. Each of the Eagle Rock Entities has good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all Liens except Liens, individually or in the aggregate, that would not have a Material Adverse Effect, Liens that would not materially interfere with the use of any such property for the conduct of its businesses and Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Requirements.” All of the property described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by any of the Eagle Rock Entities is held thereby under valid, subsisting and enforceable leases.

     (bb) Rights-of-Way. Each of the Eagle Rock Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus; and, except as described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or as would not interfere with the operations of the Eagle Rock Entities as conducted on the date hereof to such a material extent that the Representatives could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Eagle Rock Entities, taken as a whole.
     (cc) Intellectual Property. Each of the Eagle Rock Entities owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by it or which is necessary for the conduct of, or material to, its respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the “Intellectual Property”), and the Eagle Rock Entities are unaware of any claim to the contrary or any challenge by any other person to the rights of any of the Eagle Rock Entities with respect to the Intellectual Property. None of the Eagle Rock Entities has infringed or is infringing the intellectual property of a third party, and none of the Eagle Rock Entities has received notice of a claim by a third party to the contrary.
     (dd) Labor and Employment. None of the Eagle Rock Entities is engaged in any unfair labor practice; no labor disputes with the employees that are engaged in the businesses of the Eagle Rock Entities exist or, to the knowledge of the Eagle Rock Parties after due inquiry, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Eagle Rock Parties: (i) there is (A) no unfair labor practice complaint pending or threatened against any of the Eagle Rock Entities before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against any of the Eagle Rock Entities and (C) no union representation dispute currently existing concerning the employees of any of the Eagle Rock Entities, (ii) no union organizing activities are currently taking place concerning the employees of any of the Eagle Rock Entities and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of the Eagle Rock Entities.

     (ee) Environmental Compliance. Except as described in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, each of the Eagle Rock Entities and their subsidiaries (i) is in compliance with any and all applicable federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders, decrees, judgments, injunctions, permits, licenses, authorizations or other binding requirements, or common laws, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and are in compliance with all permits, licenses, or other approvals required of it under applicable Environmental Laws to conduct its respective businesses as it is currently being conducted, (iii) has not received written notice of any, and to the knowledge of the Eagle Rock Entities after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) is not subject to any pending or, to the knowledge of the Eagle Rock Parties after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the Eagle Rock Entities (collectively, “Proceedings”), except in the cases of clauses (i) through (iv) where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as described in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, none of the Eagle Rock Entities nor their subsidiaries has entered into any agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). Except as set forth in the Registration Statement, any Preliminary Prospectus, or the Prospectus, none of the Eagle Rock Entities or their subsidiaries is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”). As used herein, “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.
     (ff) Environmental Compliance Review. In the ordinary course of their respective businesses, the Eagle Rock Entities conduct a periodic review of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).
     (gg) Tax Returns. All tax returns required to be filed by the Eagle Rock Entities have been timely filed, and all taxes and other assessments of a similar nature

(whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.
     (hh) Insurance. The Eagle Rock Entities maintain insurance covering their respective properties, operations, personnel and businesses as each Eagle Rock Entity reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Eagle Rock Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; none of the Eagle Rock Entities has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.
     (ii) No Business Interruptions. None of the Eagle Rock Entities has sustained since the date of the last audited financial statements included in the Registration Statement, any Preliminary Prospectuses, the Prospectus or any Permitted Free Writing Prospectuses any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (jj) Non-Renewal of Agreements; No Third Party Defaults. Except as described in the Registration Statement, any Preliminary Prospectus or the Prospectus, none of the Eagle Rock Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by any of the Eagle Rock Entities or, to the knowledge of the Eagle Rock Entities, any other party to any such contract or agreement. To the knowledge of the Eagle Rock Parties after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Eagle Rock Entities or any of their subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.
     (kk) Internal Controls. Each of the Eagle Rock Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ll) Disclosure Controls. Each of the Eagle Rock Entities has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Eagle Rock Entities, including its consolidated subsidiaries, is made known to G&P’s President, Chief Executive Officer and Treasurer, in the case of the Partnership, the General Partner and G&P, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of G&P have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Eagle Rock Entities have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; and each of the Eagle Rock Entities have taken all necessary actions to ensure that, upon and at all time after effectiveness of the Registration Statement, the Eagle Rock Entities and the officers and directors of G&P, will be in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder.
     (mm) Related Party Transactions. None of the Eagle Rock Entities has, directly or indirectly, including through any Subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of G&P or its affiliates, or to or for any family member or affiliate of any director or executive officer of G&P or its affiliates; or (B) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of G&P or its affiliates, or any family member or affiliate of any director or executive officer of G&P or its affiliates.
     (nn) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Preliminary Prospectuses, the

Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith.
     (oo) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (pp) No Prohibition on Distributions. None of the Eagle Rock Entities is currently prohibited, directly or indirectly, from making distributions with respect of its equity securities or from repaying to the Partnership any loans or advances or from transferring any property or assets to the Partnership or any other Subsidiary, except as described in (i) the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus or (ii) the organizational documents of the Partnership, the General Partner or G&P.
     (qq) No Other Securities. Immediately after the issuance and sale of the Units as contemplated hereby, except as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no other securities of the Partnership shall be issued or outstanding; and the issuance and sale of the Units as contemplated hereby will not cause any holder of Partnership Units, securities convertible into or exchangeable or exercisable for Partnership Units, or options, warrants or other rights to purchase Partnership Units or any other securities of the Partnership to have any right to acquire any other securities of the Partnership.
     (rr) NASDAQ Listing. The Units have been approved for trading on the NASDAQ, subject only to official notice of issuance.
     (ss) No Brokers’ Fees. Except pursuant to this Agreement, none of the Eagle Rock Entities has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions (including, without limitation, the Transactions) contemplated hereby or by the Registration Statement, any Preliminary Prospectus or the Prospectus.
     (tt) No Stabilizing Transactions. None of the Eagle Rock Entities nor any of their Affiliates (as such term is defined in Rule 405 promulgated under the Act) has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (uu) NASD Affiliations. To the knowledge of the Eagle Rock Parties after due inquiry, there are no affiliations or associations between (i) any member of the NASD and (ii) the Partnership, the General Partner, any of G&P’s officers and directors or 5%

or greater security holders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, other than the Private Investors (as defined in the Registration Statement), except as disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectuses and the Prospectus.
     (tt) Directed Unit Program. The Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus comply, any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus is distributed in connection with the Directed Unit Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Units in any jurisdiction where the Reserved Units are being offered.
     (uu) Reserved Unit Sales. The Partnership has not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the intent to influence unlawfully (A) a customer or supplier of the Eagle Rock Entities to alter the customer’s or supplier’s level or type of business with the Eagle Rock Entities, or (B) a trade journalist or publication to write or publish favorable information about the Eagle Rock Entities or any of their products or services.
     (vv) No Distribution of Other Offering Materials. None of the Eagle Rock Entities has distributed nor will they distribute, prior to the later to occur of (i) the time of purchase and additional time of purchase and (ii) the completion of the distribution of the Units, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectuses or other materials, if any, permitted by the Act, including Rule 134 promulgated thereunder.
     In addition, any certificate signed by any officer of the Eagle Rock Entities or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the Eagle Rock Entity or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.
     4. Certain Covenants of the Partnership. The Eagle Rock Parties, jointly and severally, hereby agree:
     (a) Blue Sky Qualification. To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (b) Copies of Prospectus. To make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule) a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Units, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.
     (c) Effectiveness of Registration Statement. If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, to use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).
     (d) Delivery of Prospectus. If, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Underwriters, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify the Underwriters of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.
     (e) Filing of Amendments or Supplements. To advise the Underwriters promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, and to provide the Underwriters and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Underwriters shall reasonably object in writing.
     (f) Exchange Act Reports. Subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units.
     (g) Rule 462(b) Registration Statement. If necessary or appropriate, to file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Act and pay the applicable fees in accordance with the Act.
     (h) Misstatements and Omissions. To advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.
     (i) Earnings Information. To make generally available to its security holders, and to deliver to the Underwriters, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than 18 months after the effective date of this Registration Statement.
     (j) Annual Report. Unless otherwise available through the electronic data gathering, analysis and retrieval system (“EDGAR”), to furnish to the Partnership’s security holders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet of the General Partner, as required, and the consolidated balance sheet and statements of income, partners’ equity and cash flow of the Partnership and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate of report thereon of nationally recognized independent registered public accountants duly registered with the PCAOB).
     (k) Copies of the Registration Statement. To furnish to the Underwriters as many copies of the Registration Statement as may be reasonably requested, as such Registration Statement was initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters and counsel.
     (l) Copies of Other Documents. To furnish or make available via EDGAR to each of the Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Partnership shall send to its security holders (excluding any periodic income tax reporting materials) or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly, transition and current reports filed with the Commission on Forms 10-K, 10-Q or 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Partnership is listed and (iv) such other information as you may reasonably request regarding the Eagle Rock Entities, in each case to the extent that such materials are not publicly available.
     (m) Interim Financial Statements. To furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of G&P, the General Partner, the Partnership and the Subsidiaries which have been read by the Partnership’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7(b) hereof.
     (n) Application of Proceeds. To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Rule 463 under the Act.

     (o) Compliance with Rules 433(d) and (g). To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and Rule 433(g) under the Act.
     (p) Partnership Lock-Up. Beginning on the date hereof and ending on, and including, the date that is 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Partnership Units or securities convertible into or exchangeable or exercisable for Partnership Units or warrants or other rights to purchase Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Partnership Units or securities convertible into or exchangeable or exercisable for Partnership Units or warrants or other rights to purchase Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Partnership Units or any securities convertible into or exchangeable or exercisable for Partnership Units or warrants or other rights to purchase Partnership Units or any such securities, whether any such transaction is to be settled by delivery of Partnership Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) issuances of Partnership Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the issuance of employee options not exercisable during the Lock-Up Period pursuant to option plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus and (D) the filing of any registration statement pursuant to the requirements of the registration rights agreement entered into between the March 2006 Private Investors, as such term is defined in the Prospectus under the caption “Summary—Formation Transactions and Partnership Structure—General”, and the Partnership; provided, however, that if (a) during the period that begins on the date that is seventeen (17) days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(p) shall continue to apply until the expiration of the date that is eighteen (18) days after the date on which the issuance of the earnings release or the material news or material event occurs.

     (q) Lock-Up Agreements and Restrictions. To cause (i) each Directed Unit Participant who purchases Reserved Units and (ii) each security holder named in Exhibit A-1 hereto to execute and deliver to the Underwriters a Lock-Up Agreement, and otherwise to cause the Partnership Units (including, without limitation, such Reserved Units) that are subject to those Lock-Up Agreements to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by the NASD and its rules, and to direct the transfer agent to place a stop transfer restriction upon such Partnership Units (including, without limitation, such Reserved Units) during the Lock-Up Period or any such longer period of time as may be required by the NASD and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which such Partnership Units (including, without limitation, such Reserved Units) are offered in connection with this Agreement and the Directed Unit Program.
     (r) Press Releases and Other Communications. Prior to the time of purchase or any additional time of purchase, as the case may be, not to issue any press release or other communication directly or indirectly and not to hold any press conferences with respect to the Partnership, the General Partner or any Eagle Rock Entity, the financial condition, results of operations, business, properties, assets, or liabilities of any of the Eagle Rock Entities or the Offering, without the Underwriters’ prior consent, which shall not be unreasonably withheld, except for press releases issued in compliance with Rule 134 of the Securities Act.
     (s) Distribution of Prospectuses. Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus and any Permitted Free Writing Prospectus.
     (t) No Stabilization. Not to take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (u) NASDAQ Listing. To use its best efforts to cause the Units to be approved for trading on the NASDAQ.
     (v) Transfer Agent. To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Partnership Units.
     5. Covenant to Pay Costs. The Eagle Rock Parties jointly and severally agree to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters, counsel and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney and custody agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and counsel and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonably incurred legal fees and filing fees and other disbursements of counsel for the Underwriters) and the reasonably incurred costs and expenses of printing and furnishing of copies of any Canadian wrapper, blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by the NASD, including any reasonably incurred legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters in an amount not to exceed $20,000, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Eagle Rock Entities relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, travel, lodging and other expenses incurred by the officers of any of the Eagle Rock Entities, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the obligations of the Eagle Rock Entities hereunder; provided, however, that (i) except as otherwise provided in this Section 5 and in Section 6 hereof, the Underwriters shall bear and pay all of their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes payable on the issuance of any Units and any advertising expenses incurred by them in connection with any offers they make.
     6. Reimbursement of Underwriters’ Expenses. If the Units are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 5 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements for their counsel, reasonably incurred in connection with the registration and offering of the Units; provided, however, that the amount reimbursed for such out-of-pocket expenses shall not exceed $400,000 in the event this Agreement is terminated pursuant to clause (A), (C), (D) or (E) of clause (2) of the second paragraph of Section 8 hereof.
     7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Eagle Rock Parties on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Eagle Rock Parties of their obligations hereunder and to the following additional conditions precedent:
     (a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vinson & Elkins L.L.P.,

counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Representatives.
     (b) You shall have received from Deloitte & Touche LLP customary comfort letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (c) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.
     (d) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.
     (e) The Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).
     (f) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, results of operations or prospects of the Eagle Rock Entities, taken as a whole, shall occur or become known and (ii) no transaction which is material and adverse to the Eagle Rock Entities, taken as a whole, shall have been entered into by any of the Eagle Rock Entities or become probable, the effect of which is, in the judgment of the Representatives, so material or adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Units as contemplated by the Prospectus.
     (h) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the President and Chief Executive Officer and the Senior Vice President, Chief Financial Officer and Treasurer of G&P, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit B hereto.
     (i) You shall have received each of the signed Lock-Up Agreements referred to in Section 4(q) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.
     (j) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (k) The Units shall have been approved for trading on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.
     (l) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of or prospects of the Eagle Rock Entities, taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary

Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NASDAQ; (B) a suspension or material limitation in trading in the Partnership’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of UBS, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Partnership or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
     If the Representatives elect to terminate this Agreement as provided in this Section 8, the Partnership and each other Underwriter shall be notified promptly in writing.
     If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Eagle Rock Parties shall be unable to comply with any of the terms of this Agreement, the Eagle Rock Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5, 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Eagle Rock Entities under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.
     9. Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).
     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.
     If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Eagle Rock Parties to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Eagle Rock Parties. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     10. Indemnity and Contribution.
     (a) Each of the Eagle Rock Parties, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission to state a material fact required to be stated in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) the Directed Unit Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program.
     Without limitation of and in addition to its obligations under the other paragraphs of this Section 10, each of the Eagle Rock Parties, jointly and severally, agrees to indemnify, defend and hold harmless the DUP Manager and its partners, directors and officers, and any person who controls the DUP Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the DUP Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 10(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Unit

Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Unit Program, provided that the Eagle Rock Parties shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the DUP Manager in conducting the Directed Unit Program. Section 10(a) shall apply equally to any Proceeding (as defined below) brought against the DUP Manager or any such person in respect of which indemnity may be sought against the Eagle Rock Parties pursuant to the immediately preceding sentence, except that the Eagle Rock Parties shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the DUP Manager and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 10(a), in any such Proceeding.
     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Eagle Rock Parties, their directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Eagle Rock Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Eagle Rock Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (d), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such

Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in the second paragraph of Section 10(a), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (c) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Eagle Rock Parties on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Eagle Rock Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Eagle Rock Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Eagle Rock Parties, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Eagle Rock Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Eagle Rock Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The Eagle Rock Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.
     (f) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Eagle Rock Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or

on behalf of the Eagle Rock Parties, their directors or officers or any person who controls the Eagle Rock Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Eagle Rock Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Eagle Rock Parties, against any of G&P’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     11. Information Furnished by the Underwriters. The concession and reallowance figures appearing under the caption “Underwriting — Commissions and Discounts” and the statements relating to stabilization by the Underwriters appearing under the caption “Underwriting—Price Stabilization, Short Positions” in the prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 10 hereof.
     12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019, with a copy, in the case of any notice pursuant to Section 10(c) to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th floor, New York, NY 10022, and Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004-2456, Attention: Syndicate Departments, and, if to the Eagle Rock Parties, shall be sufficient in all respects if delivered or sent to the Eagle Rock Parties at the offices of the Partnership at 14950 Heathrow Forest Parkway, Suite 111, Houston, Texas 77032, Attention: Alex A. Bucher, Jr., President, Chief Executive Officer, and Treasurer with a copy to Natural Gas Partners, 125 E. John Carpenter Fwy., Suite 600, Irving, Texas 75062, Attention: Christopher Ray.
     13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto consent to the jurisdiction of such courts and personal service with respect thereto. The parties hereto hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Eagle Rock Parties (on each of its behalf and, to the extent permitted by applicable law, on behalf of each of its equity holders and affiliates waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Eagle Rock Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Eagle Rock Parties and may be enforced in any other courts to the jurisdiction of which the Eagle Rock Parties are or may be subject, by suit upon such judgment.
     15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Eagle Rock Parties and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     16. No Fiduciary Relationship. The Eagle Rock Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The Eagle Rock Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Eagle Rock Parties, their management, security holders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Eagle Rock Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Eagle Rock Parties hereby confirm their understanding and agreement to that effect. The Eagle Rock Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Eagle Rock Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Eagle Rock Parties. The Eagle Rock Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Eagle Rock Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Eagle Rock Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Eagle Rock Parties and their successors and assigns and any successor or assign of any substantial portion of any of the Eagle Rock Parties and any of the Underwriters’ respective businesses and/or assets.
     19. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     If the foregoing correctly sets forth the understanding between the Eagle Rock Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Eagle Rock Parties and the Underwriters, severally.

Very truly yours, Eagle Rock Energy Partners, L.P.
By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner
By:	/s/ Alex A. Bucher, Jr.
	Name:	Alex A. Bucher, Jr.
	Title:	President and Chief Executive Officer

Eagle Rock Energy GP, L.P.
By:	Eagle Rock Energy G&P, LLC, its general partner
By:	/s/ Alex A. Bucher, Jr.
	Name:	Alex A. Bucher, Jr.
	Title:	President and Chief Executive Officer

Eagle Rock Energy G&P, LLC
By:	/s/ Alex A. Bucher, Jr.
	Name:	Alex A. Bucher, Jr.
	Title:	President and Chief Executive Officer

Eagle Rock Holdings, L.P.
By:	Eagle Rock GP, L.L.C., its general partner

By:	/s/ Joan A. W. Schnepp
	Name:	Joan A. W. Schnepp
	Title:	Executive Vice President and Secretary

Accepted and agreed to as of the date first above
written, on behalf of themselves and the other
several Underwriters named in Schedule A
UBS Securities LLC
Lehman Brothers Inc.
Goldman, Sachs & Co.
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Raymond James & Associates, Inc.
RBC Capital Markets Corporation

By:	UBS Securities LLC

By:	/s/ Michael Jamieson

	Name:	Michael Jamieson
	Title:	Managing Director

By:	/s/ Amit Jhunjhunwala

	Name:	Amit Jhunjhunwala
	Title:	Associate Director

By:	Lehman Brothers Inc.

By:	/s/ Scott Rogan

	Name:	Scott Rogan
	Title:	Senior Vice President

By:	Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

SCHEDULE A

Number of
Underwriter	Firm Units
UBS Securities LLC	2,912,500
Lehman Brothers Inc.	2,912,500
Goldman, Sachs & Co.	2,912,500
A.G. Edwards & Sons, Inc.	1,075,000
Wachovia Capital Markets, LLC	1,075,000
Credit Suisse Securities (USA) LLC .	537,500
Raymond James & Associates, Inc.	537,500
RBC Capital Markets Corporation	537,500

Total	12,500,000

SCHEDULE B
Subsidiaries

Jurisdiction
Subsidiary	of Formation
Eagle Rock Pipeline GP, LLC	Delaware
Eagle Rock Pipeline, L.P.	Delaware
Eagle Rock Gas Gathering & Processing, Ltd.	Texas
Eagle Rock Energy Services, L.P.	Texas
Eagle Rock Operating, L.P.	Texas
Eagle Rock Field Services, L.P.	Texas
Midstream Gas Services, L.P.	Texas
Heathrow Energy, LLC	Delaware

SCHEDULE C
Jurisdictions of Foreign Qualification or Registration

Eagle Rock Entities	Foreign Jurisdictions
Eagle Rock Energy Partners, L.P.	None.
Eagle Rock Energy GP, L.P.	None.
Eagle Rock Energy G&P, LLC	None.
Eagle Rock Pipeline, L.P.	None.
Eagle Rock Pipeline GP, LLC	None.
Eagle Rock Gas Gathering & Processing, Ltd.	None.
Eagle Rock Energy Services, L.P.	None.
Eagle Rock Operating, L.P.	Louisiana Oklahoma
Eagle Rock Field Services, L.P.	Oklahoma
Midstream Gas Services, L.P.	None.
Heathrow Energy, LLC	None.

SCHEDULE D
Permitted Free Writing Prospectuses
     1.      Electronic Road Show on www.netroadshow.com.

EXHIBIT A
Form of Lock-Up Agreement
___________, 2006
UBS Securities LLC
Lehman Brothers Inc.
Goldman, Sachs & Co.
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004-2456
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Eagle Rock Energy GP, L.P., a Delaware limited partnership, Eagle Rock Energy G&P, LLC, a Delaware limited liability company, Eagle Rock Holdings, L.P, a Texas limited partnership, and UBS Securities LLC, Lehman Brothers Inc. and Goldman, Sachs & Co. (collectively, the “Representatives”) and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the initial public offering (the “Offering”) of 12,500,000 common units of the Partnership representing limited partner interests in the Partnership (the “Partnership Units)”. Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.
     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of each of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Partnership Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).
     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Partnership Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of each of the Representatives, make any demand for, or exercise any right with respect to, the registration of Partnership Units or any securities convertible into or exercisable or exchangeable for Partnership Units, or warrants or other rights to purchase Partnership Units or any such securities.
     Notwithstanding the above, if (a) during the period that begins on the date that is seventeen (17) days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is eighteen (18) days after the date on which the issuance of the earnings release or the material news or material event occurs.
     In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.
     The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Partnership Units.

     If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:
Title:

EXHIBIT A-1
List of Parties to Execute Lock-Up Agreements

Name	Position

1. Eagle Rock Holdings, L.P.

2. Eagle Rock Energy Partners, L.P.

3. Eagle Rock Energy GP, L.P.

4. Eagle Rock Energy G&P, LLC

5. Alex A. Bucher, Jr.	Chairman of the Board, President and Chief Executive Officer

6. Joan A. W. Schnepp	Executive Vice President, Secretary and Director

7. Richard W. FitzGerald	Senior Vice President, Chief Financial Officer and Treasurer

8. Alfredo Garcia	Senior Vice President, Corporate Development

9. William E. Puckett	Senior Vice President, Commercial Operations

10. J. Stacy Horn	Vice President, Commercial Development

11. Stephen O. McNair	Vice President, Operations and Technical Services

12. Kenneth A. Hersh	Director

13. William J. Quinn	Director

14. John A. Weinzieri	Director

15. William K. White	Director Nominee

16. Philip B. Smith	Director Nominee

17. GSO Special Situations Fund LP	March 2006 Private Investor

18. RCH Energy Opportunity Fund I, L.P.	March 2006 Private Investor

Name	Position

19. HSH Nordbank AG, Cayman Islands Branch	March 2006 Private Investor

20. Stephenson Equity Company	March 2006 Private Investor

21. Swank MLP Convergence Fund, LP	March 2006 Private Investor

22. Tortoise Capital Resources Corporation	March 2006 Private Investor

23. Kenmont Onshore Fund, L.P.	March 2006 Private Investor

24. Ramot Capital, LLC	March 2006 Private Investor

25. Steven Adams	March 2006 Private Investor

26. BBTTFM Partners	March 2006 Private Investor

27. Natural Gas Partners VIII, L.P.	June 2006 Private Investor

28. Natural Gas Partners VII, L.P.	June 2006 Private Investor

29. Anthony R. Michog	June 2006 Private Investor

30. David E. Hiett	June 2006 Private Investor

31. David B. Braley	June 2006 Private Investor

EXHIBIT B
Form of Officer’s Certificate
     The undersigned officers of Eagle Rock Energy G&P, LLC, a Delaware limited liability company (the “G&P”), which is the general partner of Eagle Rock Energy GP, L.P., a Delaware limited partnership (“General Partner”), which is the general partner of Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”, and, together with G&P, the General Partner, the “Eagle Rock Entities”), on behalf of the Eagle Rock Entities, does hereby certify pursuant to Section 7(h) of that certain Underwriting Agreement, dated October ___, 2006 (the “Underwriting Agreement”) among the Eagle Rock Parties, Eagle Rock Holdings, L.P., a Texas limited partnership and the several Underwriters named therein, that as of the date hereof:
     1. They are the duly elected and acting (i) President and Chief Executive Officer and (ii) Senior Vice President, Chief Financial Officer and Treasurer, respectively, of G&P.
     2. The representations, warranties and agreements of the Eagle Rock Entities contained in the Underwriting Agreement are true and correct as of the date hereof, and the Eagle Rock Entities have performed and complied with all their covenants and agreements, and satisfied all conditions, under the Underwriting Agreement at or prior to the date hereof.
     3. No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened by the Commission.
     4. They have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and, in their opinion, (A) the Registration Statement, as of the Effective Time, the Disclosure Package as of its date, and the Prospectus, as of its date and as of the date hereof, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which such statements were made) and (B) since the Effective Time, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Disclosure Package or the Prospectus that has not been so set forth.
     5. The Common Units have been approved for listing on the NASDAQ.
     6. Each of Vinson & Elkins L.L.P. and Andrews Kurth LLP is entitled to rely on this certificate in connection with the rendering of its opinion pursuant to Section 7 of the Underwriting Agreement.
     Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.
[Signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this ___day of ___, 2006.

Alex A. Bucher, Jr.
President and Chief Executive Officer

Richard W. FitzGerald
Senior Vice President, Chief Financial Officer and Treasurer